Exhibit 3.2

MC-369760 Certificate ofIncorporation on Change of Name I DO HEREBY CERTIFY that TPG Pace VII Holdings Corp. having by Special resolution dated 13th day of January Two Thousand Twenty-One changed its name, is now incorporated under name of TPG Pace Tech Opportunities II Corp. Given under my hand and Seal at George Town in the Island of Grand Cayman this 13th day of January Two Thousand Twenty-One An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 645125885535 www.verify.gov.ky 14 January 2021